                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[x]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                      New Mexico and Arizona Land Company
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                     [LOGO]
                        3033 NORTH 44TH STREET, SUITE 270
                             PHOENIX, ARIZONA 85018

                  NOTICE OF 1997 ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 16, 1997
                    MAILING DATE: ON OR ABOUT APRIL [4], 1997

To our Shareholders:

    We cordially invite you to the 1997 Annual Meeting of the Shareholders of New Mexico and Arizona Land Company (the "Company"), to be held at ____________________________________________________ on Friday, May 16, 1997 at
9:30 a.m., Arizona time, pursuant to the Company's Bylaws, for the following purposes:

        1. The election of Class A Directors;

        2. Approval of the adoption of Article Eighth to the Company's Articles of Incorporation;

        3. Ratification of KPMG Peat Marwick LLP as independent auditor for the Company for fiscal year 1997; and

        4. The transaction of such other business as may properly come before the meeting.

    Shareholders of record at the close of business on March 21, 1997 will be entitled to receive notice of, and to vote at, the meeting and any adjournment thereof. Additional copies of the proxy material may be obtained from the Company's Corporate Secretary.

                                             By order of the Board of Directors,

                                             ELIZABETH M. BEDEWI,
                                             Senior Vice President, Treasurer,
                                                and Corporate Secretary
Phoenix, Arizona
April [4], 1997

    MANY SHAREHOLDERS OWN LESS THAN 100 SHARES. ALL VOTES ARE IMPORTANT. PLEASE SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD PROMPTLY. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE THE SHARES ARE VOTED AT THE MEETING.

                       NEW MEXICO AND ARIZONA LAND COMPANY
                        3033 NORTH 44TH STREET, SUITE 270
                             PHOENIX, ARIZONA 85018

                                 PROXY STATEMENT
                    MAILING DATE: ON OR ABOUT APRIL [4], 1997

                            VOTING AND OTHER MATTERS

    GENERAL. The enclosed proxy is solicited by the Board of Directors of New Mexico and Arizona Land Company, an Arizona corporation ("the Company" or "NZ"), for use at the 1997 Annual Meeting of Shareholders to be held on May 16, 1997 (the "1997 Annual Meeting"). If the accompanying proxy is signed and returned, the shares represented thereby will be voted in accordance with any directions on the proxy. If a proxy does not specify how the shares represented thereby are to be voted in connection with the matters listed thereon, it is intended that it will be voted for the matters listed on the accompanying proxy. A shareholder may revoke the proxy at any time prior to the voting thereof by giving due notice of such revocation to the Company, by executing and duly delivering a subsequent proxy, or by attending the 1997 Annual Meeting. This Proxy Statement, the accompanying proxy, and the Annual Report will be mailed to the shareholders on or about April [4], 1997.

    As of the date of this Proxy Statement, the Company knows of no matters to be brought before the 1997 Annual Meeting other than those referred to in the accompanying notice of the 1997 Annual Meeting. If other matters are properly presented, however, the Proxy Committee members, Mr. Renneckar and Ms. Bedewi, will have discretion to vote thereon according to their best judgment.

    RECORD DATE. The Board of Directors has fixed the close of business on March 21, 1997 as the record date for the determination of shareholders entitled to notice of the 1997 Annual Meeting, and to vote at it and any adjournment thereof.

    PROXY SOLICITATION. The Company will bear the cost of proxy solicitation for the 1997 Annual Meeting. In addition to solicitation by mail, certain directors, officers, and regular employees of the Company may, without compensation other than their regular salaries and fees, solicit proxies personally, by telephone, or electronically. The Company will reimburse brokerage firms and others for expenses in forwarding solicitation material to beneficial owners.

    VOTING. Except with respect to the election of directors, each share is entitled to one vote upon each matter presented for action. The presence in person or by proxy of a majority of the outstanding shares entitled to vote is required to constitute a quorum at the 1997 Annual Meeting. The affirmative vote of a majority of the shares then represented at the meeting and entitled to vote will constitute the act of the shareholders. Abstentions are counted as "shares present" for purposes of determining the presence of a quorum, and have the effect of a vote "against" any matter as to which they are specified. Broker non-votes with respect to any matter are not considered "shares present" and will not affect the outcome of the vote on such matter. With respect to the election of directors, shareholders have cumulative voting rights in the election of directors: each shareholder is entitled to vote the number of shares owned for as many persons as there may be directors to be elected; or the shareholder may cumulate the shares and give one nominee all of the shareholder's votes, multiplied by the number of directors to be elected; or the shareholder may distribute votes among as many nominees as he or she thinks fit to serve. The enclosed proxy does not seek discretionary authority to cumulate votes in the election of directors.

           VOTING SECURITIES, PRINCIPAL HOLDERS, AND INSIDER OWNERSHIP

    On February 6, 1997, there were 3,012,886 shares of common stock outstanding, no par value ("Common Stock"); the Company has issued no other category of stock. The following table sets forth beneficial ownership of Common Stock of the Company as of February 6, 1997.


                                                                    Percent of
                                                     Number of        Common
                                                       Shares         Stock
                                                    Beneficially    Beneficially
                                                      Owned (1)        Owned
                                                      ---------        -----
Beneficial Owner
DIRECTORS AND EXECUTIVE OFFICERS
Elizabeth M. Bedewi ..........................           9,437            *
  Senior Vice President, Treasurer, and
  Corporate Secretary
John C. Lucking ..............................           4,270            *
  Director
William A. Pope ..............................          12,223(2)         *
  President and CEO
Arnold L. Putterman ..........................          32,400(3)       1.1%
  Director
Stephen E. Renneckar .........................           2,576            *
  Chairman of the Board
Ronald E. Strasburger ........................           2,213            *
  Director
Joe D. Sphar .................................          11,984            *
   Vice President - Minerals and
    Assistant Corporate Secretary
Robert Wertheim ..............................           4,529(4)         *
  Director
Richard A. Wessman ...........................           2,871            *
  Director
Directors and Officers as a group (9 persons)           82,503         2.74%

5% SHAREHOLDERS
Sun NZ L.L.C (5)..............................       1,507,871(6)     50.05%
Dimensional Fund Advisors Inc. ...............         161,175(7)      5.36%

----------

 *       Less than 1% of outstanding shares of Common Stock

(1) The numbers of shares shown and corresponding percentages shown include shares subject to restrictions under the Company's Restricted Stock Plan and shares owned of record by the listed person's minor children and spouse and by other related individuals and entities over whose shares such person has custody, voting control, or power of disposition. There are no shares of Common Stock which any of the persons or entities listed above have a right to acquire within 60 days of February 6, 1997.

(2) This amount includes 1,000 shares that Mr. Pope holds as custodian for his children and 9,273 shares that Mr. Pope holds indirectly through Sterling Pacific Assets, Inc., which he controls. In addition, Mr. Pope, as the appointed nominee of Sun NZ L.L.C., may be deemed to have shared voting and dispositive power with respect to the 1,507,871 shares owned by Sun NZ L.L.C.("Sun NZ"). Mr. Pope disclaims beneficial ownership of the Sun NZ shares. Mr. Pope's address is c/o SunChase Holdings, Inc., 2525 East Camelback Road, Suite 888, Phoenix, Arizona 85016.

(3) Mr. Putterman may be deemed to own beneficially an additional 36,376 shares of Common Stock held by relatives of Mr. Putterman as well as 5,075 shares owned by Somers Manor Nursing Home of which Mr. Putterman is an officer. Mr. Putterman disclaims beneficial ownership of such shares.

(4) This amount includes 1,210 shares that Mr. Wertheim holds indirectly through Charter SW Commercial, Inc., which he controls.

(5) Sun NZ owns 1,507,871 of the outstanding Common Stock of the Company. Pursuant to a Loan Agreement, dated July 28, 1994, between Sun NZ and Bank One, Arizona, NA ("Bank One"), and in connection with Bank One's loan of $4.9 million to Sun NZ, Sun NZ pledged to Bank One 1,187,106 shares of the Company owned by Sun NZ.


(6) Sun NZ L.L.C. ("Sun NZ"), an Arizona limited liability company, has shared voting and dispositive power over 1,507,871 shares of the Company's

         Common Stock. Sun NZ is managed by Sun NMA, Inc., an Arizona corporation, and William A. Pope serves as President of Sun NMA, Inc. By virtue of their status as managing member of Sun NZ and president of the managing member, Sun NMA, Inc. and Mr. Pope, respectively, share with Sun NZ voting and dispositive power of the 1,507,871 shares of Common Stock owned by Sun NZ. The information contained in this footnote was obtained from a Schedule 13D dated April 24, 1994, filed by Sun NZ with the Securities and Exchange Commission. The address of Sun NZ L.L.C. is 2525 E. Camelback Road, Suite 888, Phoenix, Arizona 85016.

(7) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor under Section 203 of the Investment Advisors Act of 1940, is deemed to have beneficial ownership of 161,175 shares of Common Stock of the Company as of December 31, 1996, all of which shares are held in portfolios of DFA Investment Dimensions Group, Inc. (the "Fund"), a registered open-ended investment company, or in series of the DFA Investment Trust Company (the "Trust"), a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, with respect to all of which Dimensional serves as investment manager.

         Dimensional has sole dispositive power over all 161,175 shares. In addition, Dimensional has sole voting power over 103,418 shares and shares voting power with the Fund and the Trust with respect to 57,757 shares. Persons who are officers of Dimensional also serve as officers of the Fund and the Trust, each an open-end management investment company registered under the Investment Company Act of 1940. In their capacities as officers of the Fund and the Trust, these persons vote 30,042 additional shares which are owned by the Fund and 27,715 shares which are owned by the Trust. Dimensional disclaims beneficial ownership of all such shares. The information contained in this footnote was obtained from a Schedule 13G dated February 13, 1997, filed by Dimensional Fund Advisors with the Securities Exchange Commission. The address of Dimensional is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.

                                AGENDA ITEM NO. 1

                              ELECTION OF DIRECTORS

                     NOMINEES FOR TERMS AS CLASS A DIRECTORS
                   TERMS TO EXPIRE AT THE 1997 ANNUAL MEETING

    The following individuals have been nominated as Class A Directors to serve until the 1999 Annual Meeting of Shareholders or until their successors are duly elected and qualified. Unless shareholders withhold authority, their proxies will be voted for the election of these nominees. If any nominee is unable to serve at the time of the meeting (which is not anticipated), the proxies will be voted for a substitute nominee designated by the Board of Directors. THE BOARD RECOMMENDS A VOTE FOR THIS AGENDA ITEM ELECTING THE NOMINEES TO SERVE AS CLASS A DIRECTORS OF THE COMPANY.

                                                                                                  Shares
                                                                                    Director      owned
              Name                                                                    Since     at 2/6/97
              ----                                                                    -----     ---------
William A. Pope,  41             Since June 1994, Mr. Pope has served as              1995        12,223
                                 President and Chief Executive Officer of the
                                 Company. In addition, since 1993, Mr. Pope has
                                 served as President and Chief Executive Officer
                                 of SunChase Holdings, Inc. and its affiliated
                                 companies. Prior to 1993, Mr. Pope served as
                                 Executive Vice President and Chief Operating
                                 Officer of SunChase Holdings, Inc. and its
                                 affiliated companies. SunChase Holdings, Inc. is
                                 engaged in the business of acquiring,
                                 developing, managing, and marketing residential
                                 and commercial properties in the United States
                                 and wood products, fiber optic cable, and
                                 computer software in the United States and
                                 abroad.

                                                                                                 Shares
                                                                                    Director      owned
              Name                                                                    Since     at 2/6/97
              ----                                                                    -----     ---------
John C. Lucking,  53             Since 1995, Mr. Lucking has been self-               1993        4,270
                                 employed as an Economist for Econ-Line, which
                                 provides economic consulting services. From
                                 1984 to 1994, Mr. Lucking served as an
                                 Economist for Bank One, Arizona. Mr. Lucking
                                 also serves as a Trustee of the Tax Free Trust of
                                 Arizona (Mutual Fund of Arizona Municipal
                                 Bonds).

Ronald E. Strasburger, 58        Since 1993, Mr. Strasburger has been employed        1994        2,213
                                 as Acquisition Manager by Sterling Pacific
                                 Management Services, Inc., which is in the
                                 business of portfolio purchases and sales. From
                                 1991 to 1993, he was self-employed as a
                                 consultant for the review, negotiation, and
                                 disposition of complex portfolios for various
                                 institutions after being employed by the
                                 Resolution Trust Corporation from 1990 to
                                 1991.


                                 CONTINUING IN OFFICE AS CLASS B DIRECTORS
                                TERMS TO EXPIRE AT THE 1998 ANNUAL MEETING

Arnold L. Putterman, 58          Mr. Putterman is an attorney in private practice     1988        32,400
                                 in New York City. In addition, since 1970, Mr.
                                 Putterman has been a partner of SNF
                                 Management Services. SNF Management
                                 Services is involved in the development and
                                 management of health facilities and commercial
                                 real estate.

Stephen E. Renneckar, 52         Since October 1992, Mr. Renneckar served as          1994        2,576
                                 Vice President and General Counsel of
                                 SunChase Holdings, Inc., which is engaged in
                                 the business of acquiring, developing,
                                 managing, and marketing residential and
                                 commercial properties in the United States and
                                 wood products, fiber optic cable, and computer
                                 software in the United States and abroad. Prior
                                 to joining SunChase Holdings, Inc., Mr.
                                 Renneckar was a partner with the law firm of
                                 O'Connor Cavanagh in Tucson, Arizona.

Robert Wertheim,  64             Since 1976, Mr. Wertheim has served as               1981        4,529
                                 Chairman, President, and Chief Executive
                                 Officer of The Charter Companies, Albuquerque,
                                 including Charter Bank for Savings FSB, Charter
                                 SW Commercial, Inc., and Charter Insurance
                                 Services, Inc.

                                                                                                 Shares
                                                                                    Director      owned
              Name                                                                    Since     at 2/6/97
              ----                                                                    -----     ---------
Richard A. Wessman, 54           Since January 1993, Mr. Wessman has been             1994        2,871
                                 President of Sterling Pacific Assets, Inc., a
                                 property and financial management company. From
                                 October 1978 to April 1992, he was a partner in
                                 the accounting firm of Ernst & Young. Mr.
                                 Wessman served as CFO of CSY Investments from
                                 May 1992 until December 1992.




                    MEETINGS OF THE BOARD AND ITS COMMITTEES

    The Company's Board of Directors met five times in 1996, and all members attended 75% or more of those meetings and the meetings of the committees to which they are assigned. There are three standing committees: Audit; Executive; and Compensation and Nominating.

    Audit. This committee met twice in 1996, and is composed of Arnold L. Putterman, Robert Wertheim, and Richard A. Wessman (Chairman). The committee reviews with the Company's independent public accountants the annual audit plan, the scope and results of the audit, and internal control procedures.

    Compensation and Nominating. This committee met two times in 1996, and is composed of John C. Lucking (Chairman), Stephen E. Renneckar, and Ronald E. Strasburger. The committee administers the Company's salary, bonus, and restricted stock plans. It also recommends nominees to fill vacancies on the Board of Directors. Recommendations for nominees to the Board of Directors may be sent to the Chairman of the Compensation and Nominating Committee, in care of the Company's Corporate Secretary.

    Executive. This committee did not meet in 1996. It is composed of John C. Lucking, Stephen E. Renneckar (Chairman), and Richard A. Wessman. It is empowered to act in the absence of, but as limited by, the Board of Directors.

                           DIRECTORS FEES AND EXPENSES

    BOARD MEMBERS ARE REIMBURSED FOR EXPENSES INCURRED WHILE ATTENDING MEETINGS AND ARE PAID THE FOLLOWING COMPENSATION EACH YEAR.

   Director fees:

     Annual retainer:          $6,000
     Board meetings:           $700 for each meeting attended
     Committee meetings:       $500 for each meeting attended, payable only to nonemployee directors
     Telephone meetings:       $300 for each meeting attended, payable only to nonemployee directors

   Director bonus:

    On November 22, 1996, the Company issued to each director as bonus compensation (a) 750 shares of the Company's Common Stock, valued at $12.50 per share, the closing price of the Company's Common Stock on the American Stock Exchange on November 22, 1996, and (b) $3,750.00. In addition to this director bonus, Mr. Renneckar received a bonus of $100,000 for his service as Chairman of the Board of Directors.

    There are no other arrangements or agreements between the Company and any Board member.

                             EXECUTIVE COMPENSATION

    The following table sets forth information concerning the annual and long-term compensation awarded to or paid by the Company and its subsidiaries to the Chief Executive Officer and the two other most highly compensated executive officers of the Company for services rendered during the fiscal years ended December 31, 1996, 1995, and 1994:

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG-TERM COMPENSATION AWARDS
                                                                               ----------------------------------
                                                 ANNUAL COMPENSATION
                                          -----------------------------------               SECURITIES    PAYOUTS
                                                                    OTHER      RESTRICTED   UNDERLYING    -------
                              FISCAL                                ANNUAL       STOCK       OPTIONS/      LTIP       ALL OTHER
NAME AND POSITION(1)           YEAR       SALARY     BONUS       COMPENSATION  AWARDS(2)       SARs       PAYOUTS     COMPENSATION
--------------------           ----       ------     -----       ------------  ---------       ----       -------     ------------
William A. Pope                1996      $ 20,000   $120,000          0            0            0             0        $ 21,925(3)
  President & Chief            1995        20,000     80,000          0            0            0             0          18,025
  Executive Officer            1994(4)          0          0          0            0            0             0               0


Elizabeth M. Bedewi(5)         1996      $ 90,000   $ 45,000          0            0            0             0        $  3,916(6)
  Senior Vice President,       1995        90,000     20,000          0            0            0             0           3,982
  Treasurer, and Corporate
   Secretary

Joe D. Sphar(7)                1996      $ 80,000   $ 40,000          0            0            0             0        $  3,630(6)
   Vice President - Minerals
 Assistant Corporate
   Secretary


----------

(1) There are no other executive officers of the Company whose total annual salary and bonus for the 1996 fiscal year exceeded $100,000. As of February 18, 1997, R. Randy Stolworthy, age 40, has been serving as Executive Vice President and Chief Operating Officer of the Company, however, since Mr. Stolworthy did not serve as an executive officer in 1996, he is not listed in the "Summary Compensation Table" or under "Voting Securities, Principal Holders, and Insider Ownership." Prior to joining the Company, from 1991 to 1997, Mr. Stolworthy founded and operated RR Stolworthy, Inc., a privately held real estate investment and development company based in Phoenix.

(2) There were no grants of restricted stock during the 1996, 1995, or 1994 fiscal years. Neither Mr. Pope nor Mr. Sphar hold any shares of restricted stock. At the Company's fiscal year end, December 31, 1996, Ms. Bedewi held 733 shares of restricted stock, at a value of $8,521 on December 31, 1996. Holders of restricted stock are entitled to receive all dividends paid by the Company.

(3) Mr. Pope received $8,800 as fees for serving on the Board of Directors in fiscal year 1996. In addition, on November 22, 1996, Mr. Pope received, as bonus compensation for his service on the Board of Directors, $3,750 in cash and 750 shares of Common Stock, valued at $12.50 per share, the closing price of the Common Stock on the American Stock Exchange on November 22, 1996. See "Directors Fees and Expenses." Mr. Pope is not a participant in the Company's 401(k) Plan.

(4) Mr. Pope was appointed President and Chief Executive Officer on June 27, 1994. He elected not to take any compensation for his services to the Company for fiscal year 1994. See Mr. Pope's biographical information under the heading "Election of Directors, Nominees for Terms as Class A Directors" for further information regarding Mr. Pope.

(5) Ms. Bedewi's annual compensation did not exceed $100,000 during fiscal year 1994. Ms. Bedewi, age 59, has served as the Senior Vice President and Treasurer of the Company since 1989 and has served as Corporate Secretary since 1996.

(6)      Represents 1996 401 (k) Plan contributions.

(7) Mr. Sphar's annual compensation did not exceed $100,000 during the 1995 and 1994 fiscal years. Since April 1973, Mr. Sphar, age 56, has served as the Vice President - Minerals and Assistant Corporate Secretary of the Company.



NEW MEXICO AND ARIZONA LAND COMPANY DEFINED BENEFIT PLAN. All employees who have completed a twelve (12) month period in which the employee has performed 1,000 Hours of Service (as defined in the New Mexico and Arizona Land Company Restated Defined Benefit Plan (the "Plan")) are eligible to participate in the Plan. Non-employee directors of the Company may not participate. Normal retirement age is 65, but eligible employees may elect to retire at age 60 with a reduced pension. The Plan was restated on December 6, 1994 (the "Restated Plan") pursuant to Federal law. A participant's gross annual pension under the Restated Plan is equal to the sum of (1) 1.5% of such participant's average annualized total compensation paid during the highest paid 60 consecutive months multiplied by years of service (up to a maximum of 25 years), plus (2) .65% of such average annualized compensation in excess of the applicable Social Security benefit multiplied by years of service (up to a maximum of 25 years). However, in no event will the benefit under the Restated Plan be less than the "protected accrued benefit" under the Prior Plan (defined below). For employees hired before July 23, 1982, the "protected accrued benefit" is 50% of the average annualized total compensation paid during the highest-paid 60 consecutive months, less 60% of the applicable Social Security benefit (the "Prior Plan"). Employees hired before July 23, 1982 will receive the greater of the benefit calculated under the Restated Plan and the Prior Plan. The following table illustrates the annual protected benefit under the Prior Plan:

               PROTECTED ACCRUED BENEFIT, EMPLOYED BEFORE 7/23/82


    AVG.                     ANNUAL
    ANNUAL                   PENSION
    SALARY                   -------
    ------

$     25,000   ..........   $  6,294
      50,000   ..........     16,108
      75,000   ..........     27,802
     100,000   ..........     40,302
     125,000   ..........     52,802
     150,000   ..........     65,302
     175,000   ..........     77,802
     185,000   ..........     82,802

    The following table illustrates annual pension allowances under the Restated
Plan:

                    EMPLOYED AFTER 7/23/82, RESTATED FORMULA


                                       YEARS OF SERVICE
 PENSION                 --------------------------------------------
 EARNINGS                   10          15          20          30
----------               --------    --------    --------    --------
$   25,000   .........   $  3,750    $  5,625    $  7,500    $ 11,250
    50,000   .........      8,041      11,362      15,000      22,500
    75,000   .........     13,416      19,424      25,129      36,497
   100,000   .........     18,791      27,487      35,879      52,622
   125,000   .........     24,166      35,549      46,629      57,747
   150,000   .........     29,541      43,612      57,379      84,872


    Mr. Pope is not eligible to participate in the Plan. Ms. Bedewi's estimated credited years of service is 23 years. Ms. Bedewi's 1996 compensation covered by the Prior Plan and the Restated Plan is $90,000 and $135,000, respectively. The compensation covered by the Prior Plan is fixed at Ms. Bedewi's 1989 total annual compensation, which was $78,000. The compensation covered by the Restated Plan is Ms. Bedewi's total annual compensation as reported in the "Summary Compensation Table."

         Mr. Sphar's estimated credited years of service is 25 years. Mr. Sphar's 1996 compensation covered by the Prior Plan and the Restated Plan is $80,000 and $120,000, respectively. The compensation covered by the Prior Plan is fixed at Mr. Sphar's 1989 total annual compensation, which was $71,300. The compensation covered by the Restated Plan is Mr. Sphar's total annual compensation as reported in the "Summary Compensation Table."

    Payments to the retirement plan trust fund are voluntary on the part of the Company, and may be discontinued at any time. In that event, however, the trust assets must be used to provide pensions in the manner set forth in the Plan. The Plan is self-funded, and Company contributions are no longer necessary.

         The Plan was "frozen" on December 31, 1996. No gain or loss was recognized by the Company. As a result of the "freeze", the benefit accruals cease until such time as the Company decides to either terminate the Plan or unfreeze the benefits.

                      COMPENSATION AND NOMINATING COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

    The Company's Compensation and Nominating Committee is composed of John C. Lucking, Stephen E. Renneckar, and Ronald E. Strasburger. The members of the Compensation and Nominating Committee are not employees of the Company.

    The Compensation and Nominating Committee reviews and determines the amount of compensation paid to its executive officers. The Compensation Committee advised the Board of Directors that the compensation levels for the Company's executive officers during fiscal 1996 did not bear a specific relationship to the Company's performance. Rather, executive compensation was set at levels designed to retain the Company's executive officers and the Compensation and Nominating Committee's assessment of the performance of the officer and the Company, respectively, is subjective and not subject to specific criteria.

Dated: March 14, 1997

                                      New Mexico and Arizona Land Company
                                      Compensation and Nominating Committee:

                                             John C. Lucking (Chairman)
                                             Stephen E. Renneckar
                                             Ronald E. Strasburger

                          STOCK PRICE PERFORMANCE GRAPH

    The following compares the total return on the Company's Common Stock for the period December 31, 1991 through December 31, 1996 with the cumulative total return on the AMEX Composite Index, and an industry index composed of SIC Code 651: Real Estate Operators and Lessors. The comparison assumes that $100 was invested on December 31, 1991 in the Company's Common Stock and in each of the comparison indices, and assumes reinvestment of dividends.




                                                           FISCAL YEAR ENDING
                               1991          1992          1993          1994          1995          1996
                               ----          ----          ----          ----          ----          ----
New Mexico & Arizona Land       100        143.75        150.00        131.25        200.00        213.15
Co.
---------------------------------------------------------------------------------------------------------
Industry Index                  100        106.45        128.12        121.08        138.93        201.78
---------------------------------------------------------------------------------------------------------
Amex Composite Index            100        101.37        120.44        106.39        137.13        144.70
---------------------------------------------------------------------------------------------------------

                                AGENDA ITEM NO. 2

                           APPROVAL OF THE ADOPTION OF
                                ARTICLE EIGHTH TO
                     THE COMPANY'S ARTICLES OF INCORPORATION

DESCRIPTION OF PROPOSED AMENDMENT

         Section 10-202B.2 of the Arizona Corporate Code (the "Code"), which became effective on July 20, 1996, permits an Arizona corporation to include a provision in its articles of incorporation permitting or requiring the corporation to indemnify a director or officer against liability to any person for any action taken, or any failure to take any action, as a director or officer, except liability for any of the following:

         (i) the amount of a financial benefit received by a director or officer to which the director or officer is not entitled;

         (ii) an intentional infliction of harm on the Company or its shareholders;

         (iii) an approval of a specified unlawful distribution by the Company to its shareholders (in the case of a director only); and

         (iv)     an intentional violation of criminal law.

         On March 14, 1996, the Board of Directors adopted, subject to shareholder approval at the 1997 Annual Meeting, a proposed amendment to the Company's Articles of Incorporation that is consistent with Section 10-202B.2 of the Code. The proposed amendment, a copy of which is attached as Exhibit A to this Proxy Statement would require the Company to indemnify a director or officer against liability to any person for any action taken, or any failure to take any action, as a director or officer, except liability for any of the four matters described in the preceding paragraph.

PURPOSE AND EFFECT OF THE AMENDMENT

         The four matters for which a corporation may not indemnify a director or officer are identical to the four matters for which a director's liability cannot be eliminated pursuant to Code Section 10-202B.1, which was the basis for the amendment to Article Seventh of the Article of Incorporation adopted at the 1996 Annual Meeting of Shareholders (the "1996 Annual Meeting"). Like Section 10-202B.1, Section 10-202B.2 is based on the Model Business Corporation Act and is designed generally to allow an Arizona corporation to indemnify its directors and officers for unintentional errors or the directors' or officers' exercise of judgment, but not for matters involving intentional wrongdoing or bad faith. Unlike Section 10-202B.1, which allows a corporation to eliminate the monetary liability of its directors in suits brought by the corporation or its shareholders, Section 10-202B.2 allows a corporation to indemnify directors and officers against liability to any person (including the corporation and its shareholders).

         Under the Code, a majority of the Company's disinterested directors, independent legal counsel, or the Company's shareholders must determine whether a director or officer has met the requisite standard of conduct to be eligible for indemnification. The adoption of the proposed amendment would change the standard of conduct that a director or officer must meet in order to be eligible for indemnification by the Company. Under the proposed amendment, a director or officer would be indemnified unless the conduct involved the four exceptions described above.

         Currently, the Company's Articles of Incorporation are silent as to indemnification of a director or officer of the Company. At the 1996 Annual Meeting, the shareholders approved the deletion of Article Fourth of the Company's Articles of Incorporation because (i) the standard of conduct that an indemnified party was required to meet was no longer consistent with Arizona law and (ii) the indemnification provision provided that the Board of Directors must determine whether a director or officer had met the required standard of conduct, while the Code provided a corporation with greater flexibility in making such determination. The Board of Directors believes that adoption of the proposed amendment would provide directors and officers with greater certainty about those matters for which they will be indemnified. In addition, the Company believes that adoption of the proposed amendment will enable the Company to continue to attract and retain qualified directors and officers. The Board of Directors believes that concerns over possible personal liability can hamper the decision-making process of directors and officers to the detriment of the Company. The Board of Directors believes that the level of scrutiny, diligence, and care exercised by directors and officers of the Company will not be lessened by adoption of the proposed amendment.

         Generally, the Company has not experienced difficulty in recruiting and retaining qualified directors and officers, and the proposed amendment is not being proposed in response to any resignation or threat of resignation of any director or officer, nor is it being proposed in response to any refusal by any director or officer to continue to serve or, in the case of any director, to stand for re-election. The Company is not aware of any pending or threatened claim which would be covered by the proposed amendment.

VOTE REQUIRED AND BOARD RECOMMENDATION

          Approval of the proposed amendment requires an affirmative vote of a majority of the Company's outstanding shares of Common Stock. The Company's directors acknowledge that they have a direct personal interest in having the proposed amendment adopted. The Board believes that it is in the best interest of the Company and its shareholders for the Company's shareholders to so amend the Company's Articles of Incorporation.

THE BOARD OF DIRECTORS THEREFORE RECOMMENDS A VOTE FOR THIS AGENDA ITEM TO ADOPT ARTICLE EIGHTH TO THE COMPANY'S ARTICLES OF INCORPORATION.

                                AGENDA ITEM NO. 3

                            RATIFICATION OF AUDITORS

    The Board of Directors has selected KPMG Peat Marwick LLP to audit the accounts of the Company for fiscal year 1997 and requests that this selection be ratified by the shareholders. KPMG Peat Marwick LLP representatives audited the accounts of the Company for fiscal year 1996 and will be present at the 1997 Annual Meeting to make a statement if they so desire and to respond to questions.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITOR FOR THE COMPANY FOR FISCAL YEAR 1997.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires the Company's directors, officers, and persons owning more than 10% of a registered class of the Company's registered equity securities to file reports of ownership and changes of ownership with the Securities and Exchange Commission. Based on its review of copies of such forms it received, the Company believes that during 1996 all applicable filing requirements were complied with.

                  SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

     A proposal submitted by a shareholder and intended for inclusion in the proxy statement for the 1998 Annual Meeting of Shareholders must be received by the Corporate Secretary of the Company by January 15, 1998.

                                                                       EXHIBIT A

                                AMENDMENT TO THE
                          ARTICLES OF INCORPORATION OF
                       NEW MEXICO AND ARIZONA LAND COMPANY

    1.   Article Eighth is added, reading as follows:

         "EIGHTH: The Corporation shall indemnify any and all of its existing and former directors and officers to the fullest extent permitted by Section 10-202B.2 of the Arizona Business Corporation Act. If the Arizona Business Corporation Act is amended to authorize corporate action further permitting indemnification of directors or officers, the Corporation shall indemnify its existing and former directors and officers to the fullest extent permitted by the Arizona Business Corporation Act, as amended.

         Any repeal or modification of this Article Eighth shall not adversely affect any right or protection of existing or former directors or officers existing hereunder with respect to any act or omission occurring prior to or at the time of such repeal or modification."

                       NEW MEXICO AND ARIZONA LAND COMPANY
                                   1997 PROXY

Solicited on behalf of the Board of Directors of New Mexico and Arizona Land Company. Directors recommend a vote "FOR" Agenda Items 1 through 3. The undersigned shareholder of New Mexico and Arizona Land Company hereby appoints Stephen E. Renneckar and Elizabeth M. Bedewi, or either of them, as proxies of the undersigned, each with power of substitution, at the 1997 Annual Meeting of Shareholders of the Company to be held in Phoenix, Arizona on Friday, May 16, 1997 at 9:30 a.m. and any adjournments thereof, to vote all common shares of the Company held or owned by the undersigned, as follows:

1. ELECTION OF CLASS A DIRECTORS:   William A. Pope, John C. Lucking, Ronald E.
                                    Strasburger

____FOR all nominees (except as marked below)

____WITHHOLD AUTHORITY to vote for nominees

To withhold authority to vote for individual nominees, write those nominees' names immediately below:


2. APPROVAL OF THE ADOPTION OF ARTICLE EIGHTH TO THE COMPANY'S ARTICLES OF
   INCORPORATION:

____ FOR                    ____ AGAINST                 ____ ABSTAIN

3. RATIFICATION OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITOR FOR THE COMPANY FOR FISCAL YEAR 1997:

____ FOR                    ____ AGAINST                 ____ ABSTAIN

In their discretion, the Proxies are authorized to vote upon other business as may properly come before the meeting.

The proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted "FOR" Agenda Items 1 through 3. The right to revoke this proxy at any time before it is voted is reserved.

                       Date:____________________________________________________

                       Signature:_______________________________________________

                       Signature:_______________________________________________
                                 (Sign as shown. If held jointly, all
                                   holders should sign. If held in a
                                      certain capacity, so state.)